

HOULIHAN LOKEY
华利安

Project Garden Discussion Materials

Preliminary and for Discussion Purposes Only

December 10, 2012

MERGERS & ACQUISITIONS
CAPITAL MARKETS
FINANCIAL RESTRUCTURING
FINANCIAL ADVISORY SERVICES

HL.com

Confidential

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "Materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Yongye International, Inc. ("Yongye" or the "Company") by Houlihan Lokey Capital, Inc. ("Houlihan Lokey") in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the Materials.

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All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the Materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

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For your convenience only we have provided a Chinese translation of the Materials. In the event of any inconsistency between the English and Chinese versions, the English version shall be controlling.

Transaction Value Overview

Summary of Transaction Value

(dollars and shares in millions, except per share values)

Security	Shares Outstanding[1]	Per Share Transaction Consideration	
Shares	50.5	$6.60	
Implied Values			
Implied Common Equity			$333.5
Adjustments:			
Debt[2]			47.5
Preferred Stock[2]			51.2
Minority Interest[2]			19.1
Derivative Liabilities (Fair Value of Warrants)[2]			0.5
Cash[2]			(18.0)
Implied Enterprise Value			433.8
Implied Transaction Multiples			
Revenue[3]			Implied Multiple
LTM 9/30/2012			1.04x
FY 2012E			0.84x
FY 2013P			0.65x
Adjusted EBITDA[3]			
LTM 9/30/2012			3.7x
FY 2012E			2.7x
FY 2013P			2.3x
Adjusted Net Income[3]			
LTM 9/30/2012			4.3x
FY 2012E			2.9x
FY 2013P			2.4x
Price to Net Book Value[3]			
LTM 9/30/2012			0.83x

Implied Premiums to Historical Stock Trading Prices

Trading Period 10/15/2012[4]	Closing Stock Price[5]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
Current (12/6/2012)	$5.16	27.9%
1 Day	$4.79	37.8%
5 Day Average	$4.76	38.7%
10 Day Average	$4.69	40.7%
1 Month Average	$4.57	44.5%
3 Month Average	$4.03	63.8%
6 Month Average	$3.57	85.0%
1 Year Average	$3.82	72.7%
52 Week High 11/09/2011	$5.90	11.9%
52 Week Low 05/21/2012	$2.60	153.8%
RTO 04/21/2008	$3.00	120.0%

Notes:
1. Based on 50.5 million shares outstanding according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012 (non-converted basis)
2. Debt, cash and short term investments, minority interest, derivative liabilities and preferred stock per Company 10Q filing as of 9/30/2012
2. Morgan Stanley's preferred stock may be redeemed or converted into common shares
3. LTM Revenue, EBITDA, Net Income and Net Book Value per Company 10Q filing as of 9/30/2012; Projections based on Yongye Management forecast
4. Date of public announcement of buyer group's proposal
5. Share prices per Capital IQ

Stock Trading History

Share Price & Volume History


Closing Stock Price (US $)
Daily Volume (millions)
15.0
12.0
9.0
6.0
3.0
0.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Per Share Merger Consideration $6.60
Current Stock Price $5.16
4/21/2008: Acquired Golden Tan, Inc. (OTCBB: GDTN) in a reverse merger transaction
3/12/2010: Yongye Nongfeng Biotechnology signed a letter of intent to acquire an undeveloped lignite coal resources project in Inner Mongolia from Wuchuan Shuntong Humic Acid Trading Company Limited for c. US$40 million
8/3/2010: Yongye Nongfeng Biotechnology agreed to acquire the Shengmingsu brand products distribution network for US$32.9 million
5/27/2011: Robbins Geller Rudman & Dowd LLP filed class action suit against Yongye for issuance of false and misleading information to investors about the financial and business condition
5/29/2011: Yongye announced that it will receive US$50 million in funding from MSPEA
6/3/2011: Rosen Law Firm filed class action suit against Yongye
3/23/2012: Yongye launched 2 new crop nutrient products, Zhongbaosheng and Qianggenbao
10/15/2012: Yongye announced that it received a preliminary non-binding proposal to take the Company private
12/6/2012: 4.3% short interest
4/21/08
4/17/09
7/28/09
11/4/09
2/17/10
5/27/10
9/7/10
12/15/10
3/28/11
7/7/11
10/14/11
1/26/12
5/7/12
8/15/12
12/6/12
Daily Volume
Last Sale Price

Price & Volume Statistics

52 week high (10/15/2012)	$5.88	1-week avg. daily volume	203,040
52 week low (05/21/2012)	$2.60	1-month avg. daily volume	328,900
All time high (10/14/2009)	$12.00	3-month avg. daily volume	357,350
All time low (02/12/2009)	$0.65	6-month avg. daily volume	283,590

Source: Capital IQ

Relative Stock Performance

- Since up-listing to NasdaqGS, the Company has underperformed the S&P 500 Index and has been in-line with the selected companies

Indexed Stock Price Performance Since Up-listing



200.0%
150.0%
100.0%
50.0%
0.0%
Indexed Prices
Sep-09
Nov-09
Jan-10
Apr-10
Jun-10
Aug-10
Oct-10
Jan-11
Mar-11
May-11
Aug-11
Oct-11
Dec-11
Mar-12
May-12
Jul-12
Sep-12
Dec-12
S&P 500 Index: +40.9%
Yongye: -25.2%
Selected Companies[1] : -32.8%
S&P 500 Index
Yongye International, Inc.
Selected Companies

Source: Capital IQ

Notes:

1. Selected Companies include Anhui Liuguo Chemical Co., Ltd. (SHSE:600470), Anhui Sierte Fertilizer Industry Co., Ltd. (SZSE:002538), Chongqing Jian Feng Chemical Co., Ltd. (SZSE:000950), Guangxi Hechi Chemical Co., Ltd (SZSE:000953), Ko Yo Chemical Group Limited. (SEHK:827), Liuzhou Chemical Industry Co., Ltd. (SHSE:600423), Nanjing Redsun Co., Ltd. (SZSE:000525), Sinofert Holding Ltd. (SEHK:297), Stanley Fertilizer Co., Ltd. (SZSE:002588), Yunnan Yuantianhua Co., Ltd. (SHSE:600096), Hanfeng Evergreen Inc. (TSX:HF), Migao Corporation (TSX:MGO), China Green Agriculture, Inc. (NYSE:CGA)

Shareholder Structure

Ownership Structure (As-converted basis)

Buyer Group		
Shareholders	**Shares Held[1](millions)**	**% Held**
Xingmei Zhong (Full Alliance)[2]	7.66	13.89%
Zishen Wu (Chairman and CEO)	1.16	2.09%
Morgan Stanley / MSPEA[3]	6.86	12.44%
Abax Global Capital Limited	0.02	0.04%
Total Buyer Group Holdings	15.69	28.45%

Unaffiliated Shareholders		
Shareholders	**Shares Held[1](millions)**	**% Held**
Straus Capital Management LLC	1.13	2.05%
Guerrilla Capital Management LLC	0.90	1.63%
Glenhill Capital Management LLC	0.30	0.54%
RHJ International, Asset Management Arm	0.24	0.44%
Invesco Ltd. (NYSE:IVZ)	0.24	0.44%
Other Unaffiliated Shareholders	36.64	66.44%
Total Unaffiliated Share Holdings	39.46	71.55%

Total Shares Outstanding[4]	55.15	100.00%

Ownership Summary


Zishen Wu & Full Alliance, 15.98%
Morgan Stanley / MSPEA, 12.44%
Abax Global Capital Limited, 0.04%
Total Unaffiliated Share Holdings, 71.55%

Source: Capital IQ, Company Filing
Notes:
1. Based on latest available data
2. Xingmei Zhong's shares are directly owned by Full Alliance International Limited, a British Virgin Island company wholly owned by Xingmei Zhong
3. MSPEA(Morgan Stanley Private Equity Asia III, Inc.) is a private equity firm owned by Morgan Stanley; according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012, MSPEA's effective shareholdings is 6,738,595 shares on an as-converted basis; Morgan Stanley holds another 119,541 common shares, resulting in a combined total of 6,858,136 shares on an as-converted basis
4. According to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012, the Company has 55,147,596 shares outstanding on an as-converted basis

Preliminary Valuation Analysis

Implied Per Share Equity Value Reference Range


$20.00
$15.00
$10.00
$5.00
$0.00
Price Per Share
$10.38
$4.20
$11.23
$4.62
$14.50
$3.79
$9.65
$2.90
Selected Companies Analysis
Selected Companies Analysis
Selected Transactions Analysis
Discounted Cash Flow Analysis
Proposed Per Share Transaction Consideration of $6.60
Current Price Per Share of $5.16 as of 12/6/2012

0.75x - 1.50x LTM 9/30/2012 Revenue	0.50x - 1.00x NFY 12/31/2013 Revenue	0.70x - 2.00x LTM 9/30/2012 Revenue	Discount Rate: 12.0% - 16.0% Perpetuity Growth Rate: 4.0% - 6.0%

Notes:
No particular weight was attributed to any individual analysis.
Based on 50.5 million shares outstanding according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012 (non-converted basis).
Minority interest, cash and debt balances as of September 30, 2012 per Yongye's public filings.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NFY refers to the next fiscal year for which financial information has not been made public.

Historical and Projected Financial Performance

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,						CAGR[1]
	2009	2010	2011	9/30/2012	2012E	2013E	2014E	2015E	2016E	2017E	2011-2017
Reported Revenue	$98.1	$214.1	$390.4	$416.6	$517.5	$667.7	$863.8	$1,079.9	$1,331.2	$1,599.0	26.5%
Revenue Growth %	*104.0%*	*118.3%*	*82.3%*		*32.6%*	*29.0%*	*29.4%*	*25.0%*	*23.3%*	*20.1%*	
Cost of Goods Sold	(46.0)	(94.8)	(162.1)	(168.9)	(207.0)	(278.4)	(368.8)	(467.6)	(581.7)	(700.4)	
Gross Profit	$52.1	$119.3	$228.3	$247.7	$310.5	$389.3	$495.0	$612.3	$749.5	$898.6	
Gross Margin %	*53.1%*	*55.7%*	*58.5%*	*59.5%*	*60.0%*	*58.3%*	*57.3%*	*56.7%*	*56.3%*	*56.2%*	
SG&A Expenses	(19.0)	(54.6)	(109.6)	(130.5)	(145.0)	(188.4)	(253.3)	(327.2)	(416.7)	(516.5)	
R&D Expenses	(1.7)	(4.9)	(13.1)	(16.0)	(15.5)	(20.0)	(25.9)	(32.4)	(39.9)	(48.0)	
Depreciation & Amortization	0.6	3.7	8.6	14.6	10.6	10.9	14.9	19.0	19.5	13.2	
Adjusted EBITDA	$32.0	$63.5	$114.2	$115.7	$160.5	$191.8	$230.6	$271.8	$312.3	$347.4	20.4%
EBITDA Margin %	*32.6%*	*29.7%*	*29.2%*	*27.8%*	*31.0%*	*28.7%*	*26.7%*	*25.2%*	*23.5%*	*21.7%*	
Depreciation & Amortization	(0.6)	(3.7)	(8.6)	(14.6)	(10.6)	(10.9)	(14.9)	(19.0)	(19.5)	(13.2)	
Adjusted EBIT	$31.4	$59.8	$105.6	$101.1	$150.0	$180.8	$215.7	$252.7	$292.8	$334.2	21.2%
EBIT Margin %	*32.0%*	*27.9%*	*27.0%*	*24.3%*	*29.0%*	*27.1%*	*25.0%*	*23.4%*	*22.0%*	*20.9%*	

Source: Company Filings, Capital IQ; Projections provided by Company Management

Note:
1. CAGR refers to Compound Annual Growth Rate.

Preliminary Valuation Analysis

Selected China Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 12/6/2012 ($)	Eq. Market Value [1] ($mm)	Enterprise Value [2] ($mm)	EV / Revenue			EV / EBITDA			Price / Adjusted EPS			Price	
					LTM (x)	CY12 (x)	CY13 (x)	LTM (x)	CY12 (x)	CY13 (x)	LTM (x)	CY12 (x)	CY13 (x)	Book Value	LTM Cash Flow
Selected China Companies															
Yunnan Yuntianhua Co., Ltd.	SHSE	$1.84	$1,278.6	$4,119.7	2.59x	0.72x	0.67x	18.2x	9.5x	7.8x	NM	NM	50.5x	1.48x	NM
Sinofert Holdings Ltd.	SEHK	$0.21	$1,504.6	$2,388.0	0.37x	0.38x	0.36x	9.4x	10.9x	9.4x	13.1x	12.4x	10.6x	0.71x	5.3x
Nanjing Redsun Co. Ltd.	SZSE	$1.57	$797.4	$1,087.6	0.96x	1.01x	0.81x	6.4x	17.3x	12.4x	11.5x	25.5x	16.3x	1.68x	39.1x
Anhui Liuguo Chemical Co., Ltd.	SHSE	$1.30	$677.5	$924.4	1.16x	NA	NA	21.1x	NA	NA	55.3x	24.1x	NA	2.06x	NM
Liuzhou Chemical Industry Co., Ltd.	SHSE	$0.82	$325.7	$680.3	1.52x	NA	NA	9.0x	NA	NA	30.2x	NA	NA	1.36x	17.1x
Chongqing JianFeng Chemical Co., Ltd.	SZSE	$0.71	$427.9	$624.2	1.28x	NA	NA	15.4x	NA	NA	22.6x	NA	NA	1.08x	NA
Anhui Sierte Fertilizer Industry Co., Ltd.	SZSE	$1.68	$498.1	$470.6	1.63x	NA	NA	11.9x	NA	NA	17.8x	NA	NA	2.03x	NM
Ko Yo Chemical Group Limited	SEHK	$0.01	$106.8	$457.6	2.04x	1.93x	1.45x	8.3x	NA	NA	5.4x	5.6x	5.3x	0.62x	NM
Stanley Fertilizer Co., Ltd.	SZSE	$4.21	$711.0	$403.2	0.50x	0.56x	0.42x	7.5x	8.0x	5.8x	15.5x	16.8x	13.2x	1.96x	5.8x
Guangxi Hechi Chemical Co. Ltd.	SZSE	$0.65	$190.3	$228.4	1.65x	NA	NA	13.3x	NA	NA	NM	NA	NA	1.99x	21.0x
Migao Corporation	TSX	$1.32	$69.5	$224.3	0.78x	1.37x	0.84x	NMF	NMF	8.3x	NM	NM	6.3x	0.21x	NM
China Green Agriculture, Inc.	NYSE	$3.24	$90.5	$32.3	0.16x	NA	NA	0.5x	NA	NA	2.2x	NA	NA	0.35x	NM
Hanfeng Evergreen Inc.	TSX	$1.46	$88.2	$25.6	0.09x	0.12x	0.10x	0.9x	1.1x	1.0x	9.0x	6.0x	5.4x	0.29x	2.6x
Mean			$520.5	$897.4	1.13x	0.87x	0.66x	10.2x	9.3x	7.4x	18.3x	15.0x	15.4x	1.22x	15.2x
Median			$427.9	$470.6	1.16x	0.72x	0.67x	9.2x	9.5x	8.0x	14.3x	14.6x	10.6x	1.36x	11.5x
Yongye International Inc. (Closing Price)	NasdaqGS	$5.16	$260.8	$361.0	0.87x	0.70x	0.54x	3.1x	2.2x	1.9x	3.3x	2.2x	1.9x	0.65x	2.9x
Yongye International Inc. (Per Share Merger Consideration)	NasdaqGS	$6.60	$333.5	$433.8	1.04x	0.84x	0.65x	3.7x	2.7x	2.3x	4.3x	2.9x	2.4x	0.83x	3.7x

Sources: Capital IQ, Company public filings, Analyst reports

Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NA refers to not available figure.
NMF refers to not meaningful figure.
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 12/06/2012
Based on 50.5 million shares outstanding according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012 (non-converted basis)

Selected Emerging Markets Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Country	Exchange	Price 12/6/2012 ($)	Eq. Market Value [1] ($mm)	Enterprise Value [2] ($mm)	EV / Revenue LTM (x)	EV / Revenue CY12 (x)	EV / Revenue CY13 (x)	EV / EBITDA LTM (x)	EV / EBITDA CY12 (x)	EV / EBITDA CY13 (x)	Price / Adjusted EPS LTM (x)	Price / Adjusted EPS CY12 (x)	Price / Adjusted EPS CY13 (x)	Price Book Value	Price LTM Cash Flow
Selected Emerging Markets Companies																
OJSC PhosAgro	Russia	LSE	$13.85	$5,172.1	$6,067.7	1.79x	1.75x	1.67x	5.1x	5.3x	5.0x	7.4x	7.9x	7.1x	3.16x	NA
Coromandel International Limited	India	BSE	$4.95	$1,399.0	$1,786.9	0.97x	0.98x	0.82x	8.0x	9.4x	7.6x	11.9x	11.8x	9.5x	3.15x	NM
National Fertilizers Ltd.	India	BSE	$1.46	$715.4	$1,260.8	0.86x	NA	NA	26.4x	NA	NA	64.2x	NA	NA	1.77x	NA
Gubre Fabrikalari Turk Anonim Sirketi	Turkey	IBSE	$7.82	$652.7	$1,040.9	0.76x	0.81x	0.75x	4.1x	4.6x	3.7x	5.6x	7.6x	7.3x	1.74x	NA
Rashtriya Chemicals And Fertilizers Limited	India	BSE	$1.04	$572.7	$708.9	0.59x	NA	NA	8.1x	NA	NA	12.5x	NA	NA	1.43x	NM
Joint Stock Company Dorogobuzh	Russia	MICEX	$0.58	$510.1	$633.8	1.12x	NA	NA	2.9x	NA	NA	2.6x	NA	NA	0.75x	7.7x
Fertilizantes Heringer S/A	Brazil	BOVESPA	$5.19	$251.4	$601.8	0.24x	0.23x	0.22x	5.3x	5.4x	5.0x	NM	NM	4.7x	1.24x	NM
Fauji Fertilizer Bin Qasim Limited	Pakistan	KASE	$0.39	$367.4	$515.2	1.02x	0.98x	0.91x	4.9x	6.2x	5.3x	6.2x	8.2x	7.5x	2.84x	NM
Gujarat State Fertilizers & Chemicals Ltd.	India	BSE	$1.32	$525.9	$498.2	0.48x	NA	NA	2.6x	NA	NA	3.9x	NA	NA	0.74x	NA
Agritech Limited	Pakistan	KASE	$0.13	$50.0	$316.4	5.41x	NA	NA	15.5x	NA	NA	NM	NA	NA	0.43x	NA
Sinon Corporation	Taiwan	TSEC	$0.46	$162.5	$274.5	0.58x	NA	NA	7.9x	NA	NA	12.8x	NA	NA	0.94x	NM
Mangalore Chemicals & Fertilizers Limited	India	BSE	$0.78	$92.0	$216.3	0.33x	NA	NA	4.2x	NA	NA	8.3x	NA	NA	0.86x	NA
Madras Fertilizers Ltd.	India	NSEI	$0.33	$53.7	$212.2	0.53x	NA	NA	11.3x	NA	NA	NM	NA	NA	NM	NA
Mean				$809.6	$1,087.2	1.13x	0.95x	0.87x	8.2x	6.2x	5.3x	13.5x	8.9x	7.2x	1.59x	7.7x
Median				$510.1	$601.8	0.76x	0.98x	0.82x	5.3x	5.4x	5.0x	7.8x	8.1x	7.3x	1.33x	7.7x
Yongye International Inc. (Closing Price)	China	NasdaqGS	$5.16	$260.8	$361.0	0.87x	0.70x	0.54x	3.1x	2.2x	1.9x	3.3x	2.2x	1.9x	0.65x	2.9x
Yongye International Inc. (Per Share Merger Consideration)		NasdaqGS	$6.60	$333.5	$433.8	1.04x	0.84x	0.65x	3.7x	2.7x	2.3x	4.3x	2.9x	2.4x	0.83x	3.7x

Sources: Capital IQ, Company public filings, Analyst reports
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NA refers to not available figure.
NMF refers to not meaningful figure.
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 12/06/2012
Based on 50.5 million shares outstanding according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012 (non-converted basis)

Selected China Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Buyer Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value/ Net Income	Implied Equity Value/ Book Value
Change-of-Control M&A Transactions												
07/04/2012	Guizhou Tianfu Chemical Co., Ltd.	Guizhou Industrial Investment (Group) Co., Ltd.	China	51%	157.8	NA	NA	NA	NA	NA	NM	1.03x
06/26/2012	Henan Datong Chemical Industry Co., Ltd	China Jinshi Investment Holdings Limited	China	100%	10.8	NA	NA	NA	NA	NA	NA	NA
04/30/2012	Yixing Guohao Bio-Environmental Co., Limited	Shing Hing International Limited	Hong Kong	70%	NA	NA	NA	NA	NA	NA	NA	NA
01/09/2012	Sinochem Yunlong Chemical Co., Ltd.	Sinochem Fertilizer Co., Ltd.	China	100%	218.4	NA	NA	NA	NA	NA	NA	6.27x
12/22/2011	Beijing Century Wanyeyuan Bio-engineering Co., Limited	NA	NA	65%	10.0	1.9	NA	5.30x	NA	NA	NA	NA
12/05/2011	Jiangxi Guixi Fertilizer Co., Ltd.	Anhui Liuguo Chemical Co., Ltd.	China	51%	14.5	NA	NA	NA	NA	NA	NA	NA
10/10/2011	Guangxi Hechi Chemical Co., Ltd., Production Base Assets	Lingshan Huaxing Arts and Crafts Factory	China	100%	NA	NA	NA	NA	NA	NA	NA	NA
05/06/2011	Yueyang Hongrun Fertilizer Co., Ltd.	Guangzhou Yingsi Decoration Engineering Co., Ltd.	China	100%	0.9	NA	NA	NA	NA	NA	NA	NA
04/28/2011	Shandong Huayang Technology Co. Ltd.	Jinding Mining & Shandong Dongping Hongda	China	100%	NA	82.8	6.8	NA	NA	8.2%	NA	NA
03/30/2011	Shandong Dacheng Pesticide Co., Ltd.	Shandong Hualian Mining Holdings Co., Ltd.	China	100%	NA	119.5	8.6	NA	NA	7.2%	NA	NA
				Median		$82.8	$7.7	5.30x	NA	7.7%	NA	3.65x
				Mean		68.1	7.7	5.30x	NA	7.7%	NA	3.65x
Other Transactions												
07/20/2012	Anhui Huaxing Chemical Industry Co., Ltd.	China-Trust Shanghai Oil Group Co., Ltd.	China	NA	NA	145.6	1.4	NA	NA	1.0%	NA	NA
07/16/2012	Shandong Huayang Technology Co. Ltd.	Shanxi Gengyang Investment Co., Ltd.	China	12%	196.5	95.6	4.5	2.05x	43.4x	4.7%	NM	5.10x
07/03/2012	Liaoning Huajin Tongda Chemicals Company Limited	CNGC Liaoning Huajin Chemicals Group Corporation	China	NA	NA	6,045.8	444.7	NA	NA	7.4%	NA	NA
06/05/2012	Yunnan Three Circles-Sinochem Fertilizers Co., Ltd.	Yunnan Yuntianhua Co., Ltd.	China	40%	166.9	NA	NA	NA	NA	NA	NA	NA
05/18/2012	Yidu Xingfa Chemical Co., Ltd.	Hubei Xingfa Chemicals Group Co. Ltd.	China	49%	86.6	NA	NA	NA	NA	NA	NM	1.10x
05/08/2012	Hebei Wanquan Hongyu Chemicals Co.,Ltd.	Beijing Nutrichem International Co., Ltd.	China	49%	41.6	59.0	NA	0.71x	NA	NA	6.3x	NA
04/18/2012	Shandong Kingenta Ecological Engineering Co., Ltd.	Youngor Investment Co., Ltd	China	11%	1,170.9	1,302.4	108.1	0.90x	10.8x	8.3%	15.9x	2.46x
02/21/2012	Jiangsu Yangnong Chemical Group Co. Ltd.	Sinochem International Corporation	China	36%	730.2	NA	NA	NA	NA	NA	NA	NA
02/08/2012	Hebei Weiyuan Bio-Chemical Co., Ltd.	Xinao Holding Investment Co., Ltd.	China	NA	NA	280.1	23.3	NA	NA	8.3%	NA	NA
11/27/2011	China XLX Fertiliser Ltd.	Primavera Capital Group	China	NA	NA	564.6	71.5	NA	NA	12.7%	NA	NA
11/09/2011	Shaanxi Xinghua Chemistry Co., Ltd.	Shaanxi Yanchang Petroleum Chemical Construction Co., Ltd.	China	NA	NA	203.6	44.6	NA	NA	21.9%	NA	NA
09/09/2011	Luxi Chemical Group Co., Ltd.	CDH Investments	China	NA	NA	1,448.8	181.2	NA	NA	12.5%	NA	NA
05/29/2011	Yongye International, Inc.	Morgan Stanley Private Equity Asia Limited	Hong Kong	NA	NA	239.4	70.4	NA	NA	29.4%	NA	NA
05/09/2011	Dazhou Koyo Chemical Industry Co., Ltd.	International Finance Corporation	United States	NA	NA	NA	NA	NA	NA	NA	NA	NA
03/21/2011	Yunnan Tianteng Chemical Company Limited	Yunnan Yuntianhua Co., Ltd. (SHSE:600096)	China	11%	5.8	NA	NA	NA	NA	NA	NA	NA
02/08/2011	Shandong Huayang Technology Co. Ltd.	Zibo Hongda Mining Industry Co., Ltd.	China	20%	252.0	76.8	6.7	3.28x	37.9x	8.7%	NM	5.69x
				Median		$239.4	$57.5	1.48x	37.9x	8.5%	11.1x	3.78x
				Mean		951.1	95.6	1.73x	30.7x	11.5%	11.1x	3.59x
				Overall								
				Median		$174.6	$33.9	2.05x	37.9x	8.3%	11.1x	3.78x
				Mean		761.9	81.0	2.45x	30.7x	10.8%	11.1x	3.61x
				High		6,045.8	444.7	5.30x	43.4x	29.4%	15.9x	6.27x
				Low		1.9	1.4	0.71x	10.8x	1.0%	6.3x	1.03x
10/15/2012	Yongye International, Inc.	Chairman Wu; Full Alliance; MSPEA; Abax Global Capital Limited	China	78 %	433.8	416.6	115.7	1.04x	3.5x	27.8%	4.3x	0.83x

Source: Capital IQ
Notes: NA refers to not available
1: Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement.
2: Based on reported metric for the most recent LTM period prior to the announcement of the transaction

Based on 50.5 million shares outstanding according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012 (non-converted basis)

Selected International Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value Net Income	Implied Equity Value Book Value
Change-of-Control M&A Transactions												
12/07/2012	Bunge Limited, Fertilizer Business in Brazil	Yara International ASA	Brazil	100.0%	750.0	NA	NA	NA	NA	NA	NA	NA
12/04/2012	Sree Ramcides Chemicals Pvt. Ltd.	SDS Biotech K.K.	India	65.0%	26.4	19.3	0.4	1.37x	60.2x	2.3%	NM	3.62x
08/16/2012	Agritech Limited	Faysal Bank Limited and other investors	Pakistan	79.9%	400.8	56.6	19.8	7.08x	20.2x	35.0%	NM	1.12x
07/23/2012	Avima (Pty) Ltd.	AGRO-SERVE (PROPRIETARY) LIMITED	South Africa	100.0%	9.5	14.2	NA	0.67x	NA	NA	NA	NA
06/26/2012	Landec Ag, LLC.	Incotec Holding North America, Inc.	United States	100.0%	0.6	4.2	NA	0.14x	NA	NA	NA	NA
06/18/2012	Zaklady Azotowe Pulawy Spolka Akcyjna	Synthos S.A	Poland	100.0%	465.5	1,121.4	229.6	0.42x	2.0x	20.5%	3.7x	0.79x
05/08/2012	K+S Nitrogen GmbH	Open Joint Stock Company Mineral Chemical Company EuroChem	Germany	100.0%	181.9	1,503.0	NA	0.12x	NA	NA	NA	NA
12/13/2011	SIBUR-Mineral Fertilizers JSC (nka:Joint Stock Company SBU Nitrogen)	CJSC Holding Company Siberian Business Union	Russia	100.0%	1,000.0	978.0	222.0	1.02x	4.5x	22.7%	NA	NA
07/26/2011	DVA Agro Brasil C.I.E.I.A. Ltda.	United Phosphorus Limited	Brazil	51.0%	362.7	130.0	NA	2.79x	NA	NA	NA	NA
07/21/2011	S.C. Alcedo S.R.L.	Sumitomo Corporation	Romania	90.0%	84.7	67.8	NA	1.25x	NA	NA	NA	NA
06/20/2011	Carrs Fertilisers Limited	Origin Enterprises Plc	United Kingdom	100.0%	30.8	96.1	NA	0.32x	NA	NA	NA	NA
06/20/2011	COMPO GmbH & Co. KG	Triton	Germany	100.0%	293.6	576.2	NA	0.51x	NA	NA	NA	NA
05/26/2011	International Mineral Technologies, LLC	Agrium Advanced Technologies, Inc.	United States	100.0%	44.0	60.0	NA	0.73x	NA	NA	NA	NA
05/10/2011	SDS Biotech K.K.	Idemitsu Kosan Co. Ltd.	Japan	69.9%	166.0	142.6	21.6	1.16x	7.7x	15.1%	9.4x	2.18x
05/02/2011	Cerealtoscana S.p.A.	Agrium Europe S.A.	Italy	100.0%	27.0	200.0	NA	0.14x	NA	NA	NA	NA
04/11/2011	Antonio Fuentes Mendez S.A.U. (nka:Fuentes Fertilizantes, S.A.)	ICL Fertilizers Ltd.	Spain	100.0%	289.1	163.3	NA	1.77x	NA	NA	NA	NA
03/17/2011	Cleancrop UK Limited	Sibos (UK) Limited	United Kingdom	100.0%	65.3	113.1	NA	0.58x	NA	NA	NA	NA
03/10/2011	Rigby Taylor Ltd	Origin Enterprises Plc	United Kingdom	100.0%	16.4	36.4	NA	0.45x	NA	NA	NA	NA
					Median	$113.1	$21.6	0.67x	7.7x	20.5%	6.5x	1.65x
					Mean	310.7	98.7	1.21x	18.9x	19.1%	6.5x	1.93x
Other Transactions												
09/13/2012	MBAC Fertilizer Corp	B&A Mineracao S.A.	Canada	11.5%	370.2	5.9	(20.7)	62.92x	NMF	NMF	NM	1.96x
05/23/2012	Azomures	Pelican Fertilizers GmbH	Romania	24.1%	329.0	521.9	NA	0.63x	NA	NA	4.3x	0.90x
03/27/2012	Olaines Kudra	Florabalt SIA Ltd.	Latvia	4.8%	6.4	1.7	(0.2)	3.75x	NMF	NMF	NM	2.18x
11/25/2011	OJSC PhosAgro	Menoza Trading Limited	Russia	0.1%	6,340.5	2,843.6	957.8	2.23x	6.6x	33.7%	9.8x	4.20x
06/30/2011	Stähler International GmbH & Co. KG	Cheminova A/S	Germany	25.0%	50.6	145.1	NA	0.35x	NA	NA	NA	NA
06/22/2011	Vale Fertilizantes SA	Mineracao Naque S.A.	Brazil	20.2%	8,822.0	1,931.0	414.0	4.57x	21.3x	21.4%	46.7x	2.25x
05/30/2011	Sabero Organics Gujarat Ltd.	Coromandel International Limited	Brazil	42.2%	139.2	91.5	9.4	1.52x	14.8x	10.3%	NM	NA
05/10/2011	Nufarm Limited	Sumitomo Chemical Co. Ltd.	Australia	1.7%	1,994.3	2,302.2	198.6	0.87x	10.0x	8.6%	NM	0.88x
02/14/2011	Fumakilla Ltd.	S.T. Corp.	Japan	NA	193.3	274.7	2.9	0.70x	66.5x	1.1%	NA	NA
					Median	$274.7	$9.4	1.52x	14.8x	10.3%	9.8x	2.07x
					Mean	902.0	223.1	8.61x	23.9x	15.0%	20.3x	2.06x
					Overall							
					Median	$136.3	$20.7	0.80x	12.4x	17.8%	9.4x	2.07x
					Mean	515.4	171.3	3.77x	21.4x	17.1%	14.8x	2.01x
					High	2,843.6	957.8	62.92x	66.5x	35.0%	46.7x	4.20x
					Low	1.7	(20.7)	0.12x	2.0x	1.1%	3.7x	0.79x
10/15/2012	Yongye International, Inc.	Chairman Wu; Full Alliance; MSPEA; Abax Global Capital Limited		78.0%	433.8	416.6	115.7	1.04x	3.5x	27.8%	4.3x	0.83x

Source: Capital IQ
Notes: NA refers to not available
1: Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement.
2: Based on reported metric for the most recent LTM period prior to the announcement of the transaction

Based on 50.5 million shares outstanding according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012 (non-converted basis)

Benchmarking Analysis

Size (LTM Revenue, millions)	
Sinofert Holdings Ltd.	$6,543.0
Yunnan Yuntianhua Co., Ltd.	$1,589.7
Nanjing Redsun Co. Ltd.	$1,136.6
Stanley Fertilizer Co., Ltd.	$798.8
Anhui Liuguo Chemical Co., Ltd.	$794.4
Chongqing JianFeng Chemical Co., Ltd.	$488.4
Liuzhou Chemical Industry Co., Ltd.	$447.4
Yongye International	$416.6
Anhui Sierte Fertilizer Industry Co., Ltd.	$289.4
Migao Corporation	$287.4
Hanfeng Evergreen Inc.	$281.9
Ko Yo Chemical Group Limited	$225.6
China Green Agriculture, Inc.	$203.9
Guangxi Hechi Chemical Co. Ltd.	$138.1

Size[2] (EV as of 12/06/2012, millions)	
Yunnan Yuntianhua Co., Ltd.	$4,119.7
Sinofert Holdings Ltd.	$2,388.0
Nanjing Redsun Co. Ltd.	$1,087.6
Anhui Liuguo Chemical Co., Ltd.	$924.4
Liuzhou Chemical Industry Co., Ltd.	$680.3
Chongqing JianFeng Chemical Co., Ltd.	$624.2
Anhui Sierte Fertilizer Industry Co., Ltd.	$470.6
Ko Yo Chemical Group Limited	$457.6
Stanley Fertilizer Co., Ltd.	$403.2
Yongye International	$361.0
Guangxi Hechi Chemical Co. Ltd.	$228.4
Migao Corporation	$224.3
China Green Agriculture, Inc.	$32.3
Hanfeng Evergreen Inc.	$25.6

Historical Growth (2-Fiscal Year Revenue)	
China Green Agriculture, Inc.	104.3%
Yongye International	99.5%
Ko Yo Chemical Group Limited	53.9%
Yunnan Yuntianhua Co., Ltd.	27.9%
Sinofert Holdings Ltd.	27.7%
Liuzhou Chemical Industry Co., Ltd.	27.7%
Migao Corporation	22.3%
Nanjing Redsun Co. Ltd.	22.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	21.1%
Stanley Fertilizer Co., Ltd.	16.5%
Chongqing JianFeng Chemical Co., Ltd.	8.7%
Guangxi Hechi Chemical Co. Ltd.	6.0%
Anhui Liuguo Chemical Co., Ltd.	5.4%
Hanfeng Evergreen Inc.	-4.1%

Historical Growth (1-Fiscal Year Revenue)	
Yongye International	82.3%
Ko Yo Chemical Group Limited	63.5%
Stanley Fertilizer Co., Ltd.	57.5%
Nanjing Redsun Co. Ltd.	52.0%
Yunnan Yuntianhua Co., Ltd.	43.1%
Anhui Sierte Fertilizer Industry Co., Ltd.	32.8%
Migao Corporation	27.1%
Sinofert Holdings Ltd.	25.3%
Liuzhou Chemical Industry Co., Ltd.	25.3%
Guangxi Hechi Chemical Co. Ltd.	25.2%
Chongqing JianFeng Chemical Co., Ltd.	24.0%
China Green Agriculture, Inc.	21.0%
Anhui Liuguo Chemical Co., Ltd.	21.0%
Hanfeng Evergreen Inc.	0.7%

Historical Growth (2-Fiscal Year EBITDA)	
Ko Yo Chemical Group Limited	231.5%
Nanjing Redsun Co. Ltd.	90.0%
Yongye International	88.9%
Stanley Fertilizer Co., Ltd.	56.8%
Anhui Liuguo Chemical Co., Ltd.	56.2%
China Green Agriculture, Inc.	47.5%
Anhui Sierte Fertilizer Industry Co., Ltd.	33.7%
Liuzhou Chemical Industry Co., Ltd.	32.9%
Yunnan Yuntianhua Co., Ltd.	20.5%
Migao Corporation	-15.1%
Chongqing JianFeng Chemical Co., Ltd.	-15.6%
Hanfeng Evergreen Inc.	-24.2%
Guangxi Hechi Chemical Co. Ltd.	NMF
Sinofert Holdings Ltd.	NMF

Historical Growth (1-Fiscal Year EBITDA)	
Ko Yo Chemical Group Limited	614.4%
Nanjing Redsun Co. Ltd.	234.7%
Sinofert Holdings Ltd.	194.1%
Guangxi Hechi Chemical Co. Ltd.	117.1%
Yongye International	79.7%
Anhui Liuguo Chemical Co., Ltd.	69.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	36.6%
Stanley Fertilizer Co., Ltd.	26.8%
Liuzhou Chemical Industry Co., Ltd.	26.8%
China Green Agriculture, Inc.	24.7%
Yunnan Yuntianhua Co., Ltd.	16.9%
Chongqing JianFeng Chemical Co., Ltd.	-5.9%
Hanfeng Evergreen Inc.	-13.5%
Migao Corporation	-30.2%

Projected Growth (1-Fiscal Year Revenue)	
Migao Corporation	65.2%
Ko Yo Chemical Group Limited	33.2%
Stanley Fertilizer Co., Ltd.	33.1%
Yongye International	29.0%
Nanjing Redsun Co. Ltd.	25.0%
Hanfeng Evergreen Inc.	14.3%
Yunnan Yuntianhua Co., Ltd.	7.5%
Sinofert Holdings Ltd.	5.1%
Anhui Liuguo Chemical Co., Ltd.	NA
Anhui Sierte Fertilizer Industry Co., Ltd.	NA
China Green Agriculture, Inc.	NA
Chongqing JianFeng Chemical Co., Ltd.	NA
Guangxi Hechi Chemical Co. Ltd.	NA
Liuzhou Chemical Industry Co., Ltd.	NA

Projected Growth (1-Fiscal Year EBITDA)	
Sinofert Holdings Ltd.	39.5%
Yunnan Yuntianhua Co., Ltd.	38.2%
Anhui Liuguo Chemical Co., Ltd.	21.7%
Yongye International	19.5%
Anhui Sierte Fertilizer Industry Co., Ltd.	14.9%
Hanfeng Evergreen Inc.	4.9%
Nanjing Redsun Co. Ltd.	NA
Stanley Fertilizer Co., Ltd.	NA
China Green Agriculture, Inc.	NA
Chongqing JianFeng Chemical Co., Ltd.	NA
Guangxi Hechi Chemical Co. Ltd.	NA
Ko Yo Chemical Group Limited	NA
Liuzhou Chemical Industry Co., Ltd.	NA
Migao Corporation	NA

Notes:
1. No company used for comparative purposes is identical to the Company.
2. Based on public trading prices of common stock.
3. Converted to US$ using relevant rates as of 12/06/2012
NA refers to not available
NMF refers to not meaningful figure.

Benchmarking Analysis (cont.)

Profitability (LTM EBITDA to LTM Revenue)	
China Green Agriculture, Inc.	29.1%
Yongye International	27.8%
Ko Yo Chemical Group Limited	24.6%
Liuzhou Chemical Industry Co., Ltd.	15.7%
Anhui Sierte Fertilizer Industry Co., Ltd.	13.6%
Yunnan Yuntianhua Co., Ltd.	12.9%
Guangxi Hechi Chemical Co. Ltd.	12.4%
Nanjing Redsun Co. Ltd.	11.9%
Hanfeng Evergreen Inc.	9.7%
Chongqing JianFeng Chemical Co., Ltd.	9.0%
Stanley Fertilizer Co., Ltd.	6.6%
Anhui Liuguo Chemical Co., Ltd.	4.6%
Sinofert Holdings Ltd.	3.3%
Migao Corporation	2.6%

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
Migao Corporation	105.2%
Yunnan Yuntianhua Co., Ltd.	81.1%
Guangxi Hechi Chemical Co. Ltd.	61.9%
Liuzhou Chemical Industry Co., Ltd.	53.8%
Anhui Liuguo Chemical Co., Ltd.	50.9%
Nanjing Redsun Co. Ltd.	46.0%
Chongqing JianFeng Chemical Co., Ltd.	32.2%
Sinofert Holdings Ltd.	32.2%
Ko Yo Chemical Group Limited	23.8%
Hanfeng Evergreen Inc.	23.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	16.6%
China Green Agriculture, Inc.	13.0%
Yongye International	12.6%
Stanley Fertilizer Co., Ltd.	11.5%

Internal Investment (LTM Capex to LTM Revenue)	
Ko Yo Chemical Group Limited	46.5%
Anhui Liuguo Chemical Co., Ltd.	25.7%
Chongqing JianFeng Chemical Co., Ltd.	21.6%
Anhui Sierte Fertilizer Industry Co., Ltd.	21.3%
Yunnan Yuntianhua Co., Ltd.	15.5%
Migao Corporation	10.6%
Guangxi Hechi Chemical Co. Ltd.	8.7%
China Green Agriculture, Inc.	7.6%
Stanley Fertilizer Co., Ltd.	6.1%
Nanjing Redsun Co. Ltd.	3.2%
Liuzhou Chemical Industry Co., Ltd.	2.0%
Yongye International	0.8%
Sinofert Holdings Ltd.	0.8%
Hanfeng Evergreen Inc.	0.3%

Liquidity (Current Ratio as of 12/06/2012)	
Hanfeng Evergreen Inc.	8.9
Yongye International	4.6
Anhui Sierte Fertilizer Industry Co., Ltd.	4.4
China Green Agriculture, Inc.	3.8
Chongqing JianFeng Chemical Co., Ltd.	2.3
Migao Corporation	2.1
Stanley Fertilizer Co., Ltd.	2.0
Anhui Liuguo Chemical Co., Ltd.	1.1
Sinofert Holdings Ltd.	1.0
Nanjing Redsun Co. Ltd.	1.0
Liuzhou Chemical Industry Co., Ltd.	0.8
Yunnan Yuntianhua Co., Ltd.	0.7
Ko Yo Chemical Group Limited	0.7
Guangxi Hechi Chemical Co. Ltd.	0.6

Leverage[2] (Debt to EV as of 12/06/2012)	
Ko Yo Chemical Group Limited	78.3%
Hanfeng Evergreen Inc.	75.5%
Migao Corporation	70.8%
Yunnan Yuntianhua Co., Ltd.	70.5%
Liuzhou Chemical Industry Co., Ltd.	55.6%
China Green Agriculture, Inc.	49.4%
Chongqing JianFeng Chemical Co., Ltd.	45.2%
Sinofert Holdings Ltd.	41.6%
Nanjing Redsun Co. Ltd.	38.5%
Anhui Liuguo Chemical Co., Ltd.	32.0%
Guangxi Hechi Chemical Co. Ltd.	30.7%
Yongye International	13.2%
Anhui Sierte Fertilizer Industry Co., Ltd.	3.4%
Stanley Fertilizer Co., Ltd.	0.0%

Account Receivable Turnover Days (LTM Period)	
Yongye International	258.1
China Green Agriculture, Inc.	121.2
Migao Corporation	111.3
Hanfeng Evergreen Inc.	51.2
Yunnan Yuntianhua Co., Ltd.	48.0
Liuzhou Chemical Industry Co., Ltd.	29.2
Guangxi Hechi Chemical Co. Ltd.	26.2
Sinofert Holdings Ltd.	24.0
Anhui Sierte Fertilizer Industry Co., Ltd.	20.3
Nanjing Redsun Co. Ltd.	17.6
Anhui Liuguo Chemical Co., Ltd.	13.8
Ko Yo Chemical Group Limited	5.2
Chongqing JianFeng Chemical Co., Ltd.	0.3
Stanley Fertilizer Co., Ltd.	0.0

Inventory Turnover Days (LTM Period)	
Yongye International	239.4
Migao Corporation	156.7
Guangxi Hechi Chemical Co. Ltd.	121.5
Hanfeng Evergreen Inc.	106.4
Yunnan Yuntianhua Co., Ltd.	98.3
Anhui Liuguo Chemical Co., Ltd.	98.1
Liuzhou Chemical Industry Co., Ltd.	83.7
Anhui Sierte Fertilizer Industry Co., Ltd.	83.6
China Green Agriculture, Inc.	82.6
Nanjing Redsun Co. Ltd.	69.9
Sinofert Holdings Ltd.	66.5
Stanley Fertilizer Co., Ltd.	64.8
Chongqing JianFeng Chemical Co., Ltd.	45.0
Ko Yo Chemical Group Limited	15.8

Notes:
1. No company used for comparative purposes is identical to the Company.
2. Based on public trading prices of common stock.
3. Converted to US$ using relevant rates as of 12/06/2012
NA refers to not available
NMF refers to not meaningful figure.

Discounted Cash Flow Analysis[1]

(dollars in millions, except per share values)

	Projected FYE December 31,					
	2012E (2)	2013E	2014E	2015E	2016E	2017E
Revenue	$39.6	$667.7	$863.8	$1,079.9	$1,331.2	$1,599.0
Revenue Growth %		*29.0%*	*29.4%*	*25.0%*	*23.3%*	*20.1%*
Cost of Goods Sold	(16.1)	(278.4)	(368.8)	(467.6)	(581.7)	(700.4)
Selling, General & Administrative	(11.9)	(188.4)	(253.3)	(327.2)	(416.7)	(516.5)
R&D Expenses	(0.4)	(20.0)	(25.9)	(32.4)	(39.9)	(48.0)
Depreciation and Amortization	0.0	10.9	14.9	19.0	19.5	13.2
Adjusted EBITDA	$11.2	$191.8	$230.6	$271.8	$312.3	$347.4
EBITDA Margin %	*28.2%*	*28.7%*	*26.7%*	*25.2%*	*23.5%*	*21.7%*
Depreciation and Amortization	0.0	(10.9)	(14.9)	(19.0)	(19.5)	(13.2)
Adjusted EBIT	$11.2	$180.8	$215.7	$252.7	$292.8	$334.2
Taxes[3]	(2.7)	(32.5)	(38.8)	(45.5)	(52.7)	(60.2)
Unlevered Earnings	$8.5	$148.3	$176.9	$207.2	$240.1	$274.1
Depreciation and Amortization	0.0	10.9	14.9	19.0	19.5	13.2
Capital Expenditures	(0.7)	(65.3)	(52.7)	(17.2)	(5.9)	(6.7)
Change in Working Capital	(0.6)	(127.1)	(179.6)	(170.1)	(246.6)	(219.4)
Unlevered Free Cash Flows	$7.2	($33.2)	($40.5)	$39.0	$7.1	$61.1

Terminal Value Assumptions	
Revenue	$1,599.0
Cost of Goods Sold	(700.4)
Selling, General & Administrative	(516.5)
R&D Expenses	(48.0)
Depreciation and Amortization	6.7
Adjusted EBITDA	$340.9
EBITDA Margin %	*21.3%*
Depreciation and Amortization	(6.7)
Adjusted EBIT	$334.2
Taxes[3]	(60.2)
Unlevered Earnings	$274.1
Depreciation and Amortization	6.7
Capital Expenditures	(6.7)
Change in Working Capital	(219.4)
Unlevered Free Cash Flows	$54.7

	Implied 2017 Adjusted EBITDA Terminal Multiple[4]		
Discount Rate	4.0%	5.0%	6.0%
12.0%	2.1x	2.4x	2.8x
13.0%	1.9x	2.1x	2.4x
14.0%	1.7x	1.9x	2.1x
15.0%	1.5x	1.7x	1.9x
16.0%	1.4x	1.5x	1.7x

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	4.0%	5.0%	6.0%
12.0%	97.2%	97.5%	97.9%
13.0%	97.1%	97.4%	97.8%
14.0%	97.1%	97.4%	97.7%
15.0%	97.2%	97.5%	97.8%
16.0%	97.4%	97.6%	97.9%

	Present Value of Cash Flows 2012 - 2017		PV of Terminal Value Based on Perpetual Growth Rate for 2017 Unlevered Free Cash Flow				Implied Enterprise Value		
Discount Rate			4.0%	5.0%	6.0%		4.0%	5.0%	6.0%
12.0%	$12.4		$423.4	$488.5	$575.4		$435.8	$501.0	$587.8
13.0%	$10.8		$361.4	$410.5	$473.6		$372.2	$421.2	$484.4
14.0%	$9.2	+	$312.4	$350.5	$398.0	=	$321.6	$359.7	$407.3
15.0%	$7.8		$272.9	$303.1	$340.0		$280.7	$310.8	$347.7
16.0%	$6.4		$240.5	$264.8	$294.1		$246.8	$271.2	$300.5

		Net Debt[5] and Other		Implied Total Equity Value				Implied Equity Value Per Share[6]		
Discount Rate				4.0%	5.0%	6.0%		4.0%	5.0%	6.0%
12.0%		$100.3		$335.5	$400.7	$487.5		$6.64	$7.93	$9.65
13.0%		$100.3		$271.9	$321.0	$384.1		$5.38	$6.35	$7.60
14.0%	-	$100.3	=	$221.4	$259.4	$307.0	=	$4.38	$5.13	$6.07
15.0%		$100.3		$180.4	$210.6	$247.5		$3.57	$4.17	$4.90
16.0%		$100.3		$146.6	$170.9	$200.2		$2.90	$3.38	$3.96

Source: Based on projections provided by Company management

Notes:

1. *Present values as of 12/6/2012 using mid-year convention.*
2. *Represents a 0.8 month stub period with valuation date as of 12/6/2012.*
3. *Tax rate per management estimate.*
4. *Implied from corresponding discount rate and perpetual growth rate applied to 2017 EBITDA.*
5. *Includes net debt, preferred stock, derivative liabilities and minority interest as of 9/30/2012.*
6. *Based on 50.5 million shares outstanding according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012 (non-converted basis)*

Illustrative Implied Multiples and Investment Required[1]

(dollars in millions, except per share values)

Illustrative Purchase Price Per Share	Implied Equity Value	Implied Premium to Pre-Announcement Share Price	Implied Enterprise Value	Implied EV/ LTM Revenue 9/30/2012	Implied EV/ LTM EBITDA 9/30/2012	Total Implied Investment Required
Pre-announcement Price (10/12/12) $4.79	$242.1	0.0%	$342.3	0.82x	3.0x	$189.6
Current Trading Price (12/6/12) $5.16	260.8	10.4%	361.0	0.87x	3.1x	204.2
$6.00	303.2	25.3%	403.5	0.97x	3.5x	237.5
$6.20	313.3	29.4%	413.6	0.99x	3.6x	245.4
$6.40	323.4	33.6%	423.7	1.02x	3.7x	253.3
$6.60	333.5	37.8%	433.8	1.04x	3.7x	261.2
$6.80	343.7	42.0%	443.9	1.07x	3.8x	269.1
$7.00	353.8	46.1%	454.0	1.09x	3.9x	277.0
$7.20	363.9	50.3%	464.1	1.11x	4.0x	284.9
$7.40	374.0	54.5%	474.2	1.14x	4.1x	292.9
$7.60	384.1	58.7%	484.4	1.16x	4.2x	300.8
$7.80	394.2	62.8%	494.5	1.19x	4.3x	308.7
$8.00	404.3	67.0%	504.6	1.21x	4.4x	316.6
$8.20	414.4	71.2%	514.7	1.24x	4.4x	324.5
$8.40	424.5	75.4%	524.8	1.26x	4.5x	332.4
$8.60	434.6	79.5%	534.9	1.28x	4.6x	340.4
$8.80	444.7	83.7%	545.0	1.31x	4.7x	348.3
$9.00	454.8	87.9%	555.1	1.33x	4.8x	356.2

Additional Investment Required per Selected Price Movements	
Per Share Price Movement	Additional Investment (US$ millions)
$0.05	$2.0
0.10	$4.0
0.25	$9.9
0.50	$19.8
1.00	$39.6

- Based on buyer group's proposed $6.60 purchase price per share, the total implied investment required is $261.2 million
- A $0.10 increase in per share purchase price increases the investment required by $4.0 million and a $1.00 increase in the per share purchase price increases the investment required by $39.6 million

Note:
1. Assumes buyer group ownership of 21.69% on a non-converted basis

Analyst Commentary

Date of Report	Analyst	Opening Price on Report Date	View	Target Price	Commentary[1]
6/18/2012	Brean Murray, Carret & Co. Stella Chang	$3.15	Hold	NA	■ "Has significantly grown its revenue at a 4-year CAGR of 134%" ■ "Secured 25 provincial distributors, 810 county distributors, and 30,886 brand retailers" ■ "The company plans to increase its production capacity to 70,000 tons by year-end of 2012" ■ "High volatility in operating cash flow performance is still a big concern"
1/9/2012	Morningstar, Min Tang-Varner	$4.19	Not Rated	NA	■ "Chinese organic agriculture industry is booming" ■ "Production facility expansion and effective marketing strategies should produce significant earnings growth in the near term" ■ "Upstream integration will also provide higher gross margins; however, Yongye could easily slump if fulvic acid-based fertilizers prove to be a fad rather than a trend"
8/10/2011	Roth Capital, Howard Zhou	$4.15	Neutral	$4.50	■ "We remain concerned that an overly aggressive sales approach will result in an inventory glut and disorder in the channel, hurting the long-term growth outlook" ■ "A capital-intensive growth may not be sustainable and will continue to limit cash generation" ■ "MSPEA investment ($50.0 million) came at a high cost despite a meaningful validation to the company" ■ "The pending lignite coal mine project ($33.0 million prepaid) remains an overhang"

Source: Analyst reports
1: Direct quotation from analyst reports

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Exchange	Domiciled Location	Offer Price ($)[1]	Consideration (US$ mm)	% Sought	Implied MVE (US$ mm)[2]	Implied EV (US$ mm)[3]	Price Premium 1-Day VWAP[4]	30-Day VWAP[4]	90 -Day VWAP[4]	52-Week VWAP[4]	52-Week High
Announced Deals														
11/2/2012	-	Trunkbow International Holdings, Ltd.	NasdaqGM	Nevada	1.46	30.1	56%	53.7	66.8	28.1%	65.9%	28.1%	(37.6%)	(39.4%)
10/15/2012	-	American Lorain Corporation	AMEX	Nevada	1.60	29.5	54%	55.2	116.0	33.3%	25.0%	48.1%	16.8%	(8.6%)
10/15/2012	-	Yongye International, Inc.[5]	NasdaqGS	Nevada	6.60	261.2	78%	333.5	433.8	39.2%	47.2%	70.4%	84.4%	11.9%
10/12/2012	-	Ninetowns Internet Technology Group Company Ltd.	NasdaqGM	Cayman	2.00	56.8	73%	77.6	-17.7	85.2%	63.9%	83.5%	53.8%	(2.4%)
10/3/2012	-	Feihe International, Inc.	NYSE	Utah	7.40	80.0	55%	146.4	275.1	22.1%	21.5%	6.3%	65.2%	(20.4%)
9/26/2012	-	7 Days Group Holdings Limited	NYSE	Cayman	12.70	446.8	70%	634.7	596.1	20.5%	34.2%	22.4%	(19.4%)	(27.4%)
9/12/2012	-	3SBio Inc.	NasdaqGS	Cayman	15.00	NA	NA	331.2	206.4	31.5%	33.2%	23.4%	16.6%	(2.2%)
9/7/2012	-	Syswin Inc.	NYSE	Cayman	2.00	38.8	40%	96.6	28.6	25.8%	55.0%	34.2%	8.1%	(14.5%)
8/13/2012	-	LJ International Inc.	NasdaqGM	BVI	2.00	56.4	89%	63.4	190.1	25.8%	22.0%	26.6%	(20.3%)	(31.3%)
8/13/2012	-	Focus Media Holding Ltd.	NasdaqGS	Cayman	27.00	2,828.6	82%	3,462.2	2,968.2	18.5%	38.7%	15.2%	(10.3%)	(18.0%)
7/6/2012	-	ShangPharma Corporation	NYSE	Cayman	9.50	59.8	34%	176.3	141.5	40.9%	55.2%	16.4%	(12.7%)	(22.4%)
5/21/2012	-	Yucheng Technologies Limited	NasdaqGS	BVI	3.90	65.4	84%	78.0	78.9	26.2%	27.9%	58.5%	2.6%	0.8%
5/9/2012	-	China Nuokang Bio-Pharmaceutical Inc.	NasdaqGM	Cayman	5.80	43.4	39%	111.9	76.2	56.8%	63.4%	134.8%	39.8%	(1.4%)
4/17/2012	-	Shengtai Pharmaceutical Inc.	OTCBB	Delaware	1.65	9.4	60%	15.8	90.8	50.0%	166.1%	33.1%	(12.7%)	(17.1%)
4/2/2012	-	Winner Medical Group Inc.	NasdaqGM	Nevada	4.50	28.6	26%	109.7	91.0	38.5%	21.3%	73.7%	(2.0%)	(15.1%)
3/27/2012	-	Zhongpin, Inc.	NasdaqGS	Delaware	13.50	414.5	83%	502.3	913.3	44.9%	24.9%	56.3%	(11.9%)	(22.0%)
3/1/2012	-	Tibet Pharmaceuticals, Inc.	Nasdaq	BVI	3.00	34.7	78%	44.5	18.6	77.5%	203.0%	229.7%	(38.9%)	(42.3%)
1/20/2012	-	AsiaInfo-Linkage, Inc.	NasdaqGS	Delaware	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
1/6/2012	-	Jingwei International Limited	NasdaqCM	Nevada	2.20	2.3	46%	5.0	NM	64.2%	67.9%	40.1%	(44.0%)	(70.6%)
12/13/2011	-	WSP Holdings Ltd.	NYSE	Cayman	3.00	30.1	49%	61.2	887.8	39.5%	50.0%	42.9%	(43.4%)	79.6%
11/3/2010	-	Fushi Copperweld, Inc.	NasdaqGS	Nevada	9.50	257.0	71%	362.9	155.9	4.4%	8.8%	6.0%	42.2%	(26.6%)
Closed Deals														
1/9/2012	11/9/2012	Pansoft Company Limited	NasdaqCM	BVI	4.15	8.1	36%	22.4	17.2	111.7%	59.0%	126.8%	5.3%	(16.0%)
5/3/2012	11/2/2012	China Mass Media Corp.	NYSE	Cayman	5.00	3.1	25%	12.5	NM	109.2%	177.8%	21.4%	197.6%	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	NasdaqGM	Nevada	5.80	76.9	52%	148.7	136.5	14.4%	23.1%	80.1%	24.7%	12.0%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	NYSE	Cayman	1.65	21.0	65%	32.3	45.8	33.1%	28.9%	(4.1%)	(66.6%)	(67.3%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	NasdaqGS	Cayman	3.15	44.3	60%	74.0	247.5	19.3%	55.9%	52.2%	(2.8%)	(14.9%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	NasdaqGS	Cayman	5.58	222.3	46%	487.6	503.1	3.6%	11.9%	(13.3%)	(43.3%)	(47.7%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	NasdaqGS	Cayman	41.35	699.0	31%	2,262.0	1,558.5	24.7%	16.9%	11.2%	3.3%	(23.7%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	NYSE Amex	Delaware	1.72	6.0	5%	122.7	150.0	70.4%	29.4%	25.6%	(10.4%)	(12.7%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	NasdaqGM	Cayman	7.20	99.2	23%	433.9	631.0	17.5%	46.9%	35.6%	8.3%	(17.5%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	NasdaqCM	Florida	9.00	108.9	41%	265.5	220.2	46.1%	53.1%	25.7%	(43.5%)	(45.4%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	NYSE	Delaware	6.50	442.0	76%	583.2	886.7	34.6%	25.2%	21.7%	(11.3%)	(26.9%)
11/11/2010	8/19/2011	Chemspec International Limited	NYSE	Cayman	8.10	124.9	43%	293.2	288.6	20.0%	29.8%	2.1%	37.8%	(10.5%)
10/11/2010	11/3/2011	Harbin Electric, Inc.	NasdaqGS	Nevada	24.00	449.8	60%	754.5	797.7	20.8%	43.5%	39.9%	24.4%	(7.7%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	NYSE	Cayman	4.50	20.2	17%	117.1	102.7	19.4%	18.1%	19.7%	22.6%	(11.8%)
Announced Deals														
Mean										38.6%	54.8%	52.5%	3.8%	(14.5%)
Median										35.9%	42.9%	37.2%	(6.1%)	(17.5%)
Closed Deals														
Mean										36.1%	44.3%	31.8%	10.4%	(26.5%)
Median										22.7%	29.6%	23.7%	4.3%	(16.8%)
Overall														
Mean										38.7%	50.4%	43.9%	6.5%	(19.4%)
Median										32.3%	36.5%	30.6%	0.3%	(17.3%)

Source: Capital IQ, Company Filings

Note:

1. As of announcement date or any revised offers received after announcement date

*2. Equity Market Value (MVE) refers to share price * (common shares outstanding + options and warrants per the treasury stock method).*

3. Enterprise Value (EV) refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment

4. VWAP stands for Volume Weighted Average Price

5. Yongye International, Inc.'s consideration and % sought are calculated using 21.69% buyer group pre-transaction holdings on a non-converted basis

5. Based on 50.5 million shares outstanding according to the Schedule 13D/A filed by Morgan Stanley on 10/16/2012 (non-converted basis)

Selected Premiums Paid Data

Selected Agrochemicals and Agricultural Products Change-of-Control M&A Transactions

Median Implied Premiums Paid by Year (One Month Before Announcement in %)


50%
40%
30%
20%
10%
0%
Proposal: 44.5%
Overall Historical Median: 21.3%
15.1%
12.4%
55.2%
21.3%
32.7%
6.6%
Number of Transactions:
2007
14
2008
7
2009
2
2010
7
2011
9
2012
4

Median One-Month Implied Premiums Paid by Number of Transactions (From 2007 to Nov 2012)


12
10
8
6
4
2
0
Proposal: 44.5%
8
11
5
7
6
1
5
<0
0%-15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 43

Selected Global Majority Shareholder Take Private Transactions

Median Implied Premiums Paid by Year (One Month Before Announcement in %)


50%
40%
30%
20%
10%
0%
Proposal: 44.5%
Overall Historical Median: 16.2%
11.8%
18.3%
23.3%
19.0%
11.0%
16.6%
Number of Transactions:
2007
75
2008
114
2009
99
2010
100
2011
80
2012
85

Median One-Month Implied Premiums Paid by Number of Transactions (From 2007 to Nov 2012)


200
160
120
80
40
0
Proposal: 44.5%
109
158
104
78
34
18
52
<0
0%-15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 553

Source: Capital IQ

Notes: Reflects transactions involving target companies with more than $10 million of implied enterprise value

Selected Premiums Paid Data (Cont.)

Selected Global Take-Private Transactions


Median Implied Premiums Paid by Year
(One Month Before Announcement in %)
50%
40%
30%
20%
10%
0%
Proposal: 44.5%
Overall Historical Median: 25.7%
20.0%
31.1%
28.1%
34.6%
26.9%
27.3%
2007
2008
2009
2010
2011
2012
Number of Transactions:
183
105
77
97
94
73


Median One-Month Implied Premiums Paid by Number of Transactions
(From 2007 to Nov 2012)
200
160
120
80
40
0
Proposal: 44.5%
43
135
176
123
55
30
67
<0
0%-15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 629

Selected Global Management Buy-Out Transactions


Median Implied Premiums Paid by Year
(One Month Before Announcement in %)
50%
40%
30%
20%
10%
0%
Proposal: 44.5%
Overall Historical Median: 32.5%
22.8%
46.5%
45.8%
38.1%
36.7%
35.7%
2007
2008
2009
2010
2011
2012
Number of Transactions:
38
24
17
14
21
19


Median One-Month Implied Premiums Paid by Number of Transactions
(From 2007 to Nov 2012)
40
35
30
25
20
15
10
5
0
Proposal: 44.5%
4
21
37
21
16
8
26
<0
0%-15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 133

Source: Capital IQ
Notes: Reflects transactions involving target companies with more than $10 million of implied enterprise value

Selected Premiums Paid Data (Cont.)

Selected China & Hong Kong Change-of-Control M&A Transactions

Median Implied Premiums Paid by Year
(One Month Before Announcement in %)



50%
40%
30%
20%
10%
0%
Proposal: 44.5%
Overall Historical Median: 21.9%
21.9%
19.9%
27.3%
29.1%
8.6%
51.3%
2007
2008
2009
2010
2011
2012
Number of Transactions:
13
10
10
10
8
8

Median One-Month Implied Premiums Paid by Number of Transactions
(From 2007 to Nov 2012)



25
20
15
10
5
0
Proposal: 44.5%
23
16
7
3
2
8
<15%
15%-30%
30%-45%
45%-60%
60%-75%
>75%
Total transactions: 59

Source: Capital IQ

-Draft – For Discussion Purposes Only-